[ seal ]                      ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website:  www.nvsos.com

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140141848-33 Filing Date and Time 02/26/2014 3:24 PM Entity Number E0103382014-8

1.  Name of Corporation: KUSH BOTTLES, INC.

2. Registered Agent for Service of Process:

X    Commercial Registered Agent: NEVADA BUSINESS CENTER, LLC

3.  Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value:  50,000,000
Par value per share:  $0.0010
Number of shares without par value:  0

4.  Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustee)

1)  Name: DALLAS IMBIMBO
      Street Address: 311 WEST THIRD STREET                                                                                     City: CARSON CITY                                           State: NV                      Zip Code: 89703

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:  ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions)                                                                           N/A

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: MATTHEW A TAYLOR
Address: 311 WEST THIRD STREET                                                                           City: CARSON CITY                                           State: NV                      Zip Code: 89703

X MATTHEW A TAYLOR
Incorporator Signature

8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X  NEVADA BUSINESS CENTER, LLC__________________________________                                                                                                                                                     2/26/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity                                                                                                                                                     Date